UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

June 30, 2006 : June 1, 2006

GOLDEN SPIRIT GAMING LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4R8

                       (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(604) 664-0484

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03_Amendments to Articles of Incorporation or ByLaws: Change in Fiscal Year

On June 1, 2006, the Registrant held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective June 30, 2006, the following amendments to its Articles of Incorporation:

Name Change.   The Registrant announces that a majority of the shareholders entitled to vote on such matters, approved a change of name from Golden Spirit Gaming Ltd. to “Golden Spirit Enterprises Ltd.”. On June 6, 2006, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Delaware changing the name to Golden Spirit Enterprises Ltd.

Reverse Stock Split.  The Registrant's authorized common capital stock consists of 500,000,000 shares of common stock with $0.0001 par value per share, of which 279,785,238 were issued and outstanding. On June 1, 2006, the Board of Directors declared a One for Eighteen (1:18) reverse stock split of all the Registrant's outstanding common stock in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, without any change in par value for the shares of common stock. The Registrant's capitalization of 500,000,000 shares with a par value of $0.0001 per share remains the same after the split as it was before the split. Shareholder approval required to effect the reverse stock split was obtained pursuant to Section 228 of the General Corporation Law of the State of Delaware and on June 6, 2006 the Registrant filed a Certificate with the Secretary of  State of Delaware authorizing the One for Eighteen (1:18) reverse stock split.

Change of Symbol and CUSIP Number.  Commensurate with the name change and reverse stock split, the Registrant also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 38119U 10 1 to 38119N 10 7. Effective at the opening of business on June 30, 2006, the symbol will change from GSGL to “GSPT”.

ITEM 9.01 EXHIBITS.

99.01

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

 Golden Spirit Gaming Ltd.

/s/: Robert Klein

DATED:  June 30, 2006

By: Robert Klein, President